UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 14, 2011

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	001-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

During the week of January 31 through February 4, 2011, the State of Texas experienced a winter weather event that included unusually cold weather over several days. The prolonged cold weather and high winds presented challenges to many power plant operators in the Electric Reliability Council of Texas (“ERCOT”) region, including the operating subsidiaries of Luminant Holding Company LLC (“Luminant”), the principal power generation subsidiary of Energy Future Holdings Corp. (“EFH”) and Energy Future Competitive Holdings Company (“EFCH”).

Luminant annually undertakes winter preparation efforts at each of its generation facilities, including inspections, tests, installation, and repairs of warming and freeze protection equipment and other related measures. Additionally, in recognition of the cold temperatures and high winds forecasted for the February 1-4, 2011 period, Luminant implemented additional unit-specific measures, including deployment of additional heating equipment, wind barriers and on-site personnel.

Despite these measures, four lignite-fired Luminant generating units in Central Texas experienced frozen instrumentation or controls that led to immediate unit trips (i.e., shut-downs of the units) between 1 a.m. and 6 a.m. on February 2, 2011. Luminant immediately began efforts to restore the units to service, and Luminant restored all four units to service by 10 p.m. on February 3, 2011. Some of Luminant’s gas-fired units also tripped during the weather event and were restored to service by February 3, 2011.

EFH estimates that the effect of the winter event described above on Texas Competitive Electric Holdings LLC (“TCEH”, a wholly-owned, indirect subsidiary of EFH and a wholly-owned, direct subsidiary of EFCH) will be a reduction of its earnings in the first quarter of 2011 of approximately $30 million ($20 million after tax). This effect is primarily a result of the unavailability of some of Luminant’s generation units and TCEH’s need to buy power at higher than expected market prices to meet its wholesale and retail contractual obligations during the weather event. EFH will not know the final effect of the weather event on TCEH’s results of operations for up to six months following the event as a result of the settlement procedures in ERCOT. Settlement information for most operating activities is due from ERCOT within two months after an operating day, and true-up settlements are due from ERCOT within six months after an operating day. As a result, TCEH is subject to settlement adjustments from ERCOT for up to six months, which may result in changes or credits impacting TCEH’s future reported results of operations.

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This Current Report on Form 8-K includes forward-looking statements, such as the expected financial impact of the weather event described above, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include the ERCOT settlement process described above and those discussed in EFH’s and EFCH’s Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which are applicable only on the date of this Current Report on Form 8-K. Neither EFH nor EFCH undertakes any obligation to publicly release any revision to their respective forward-looking statements to reflect events or circumstances after the date of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President and Controller

Dated: February 14, 2011